Attachment to Form 4
JOINT FILER INFORMATION
Name and Address:	Third Point LLC
390 Park Avenue
New York, NY 10022

Date of Event Requiring Statement:	09/09/16
Issuer and Ticker Symbol:	Kadmon Holdings, Inc. [KDMN]
Relationship to Issuer:	10% Owner
Designated Filer:	Daniel S. Loeb

TABLE I INFORMATION

Title of Security:	Common Stock
Transaction Date:	September 9, 2016
Transaction Code:	P
Amount of Securities and Price:	15,715 at $8.7417 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	7,847,100
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (1) in the Form 4

Title of Security:	Common Stock
Transaction Date:	September 12, 2016
Transaction Code:	P
Amount of Securities and Price:	35,410 at $8.3220 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	7,882,510
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (1) in the Form 4

Title of Security:	Common Stock
Transaction Date:	September 13, 2016
Transaction Code:	P
Amount of Securities and Price:	17,529 at $7.9851 per share
Securities Acquired (A) or Disposed of (D):	A
Amount of Securities Beneficially Owned Following Reported Transactions:	7,900,039
Ownership Form:	I
Nature of Indirect Beneficial Ownership:	See Footnote (1) in the Form 4

Signature	THIRD POINT LLC
By: DANIEL S. LOEB, Chief Executive Officer
	By:	/s/ William Song
	Name:	William Song
	Title:	Attorney-in-Fact
/s/ William Song
WILLIAM SONG, as attorney-in-fact for DANIEL S. LOEB